FORM 8-K



               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                         CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                   Date of Report: April, 1999


                   MAINE PUBLIC SERVICE COMPANY
      (Exact name of registrant as specified in its charter)



              Maine                1-3429          01-0113635
    (State, or other jurisdiction (Commission    (IRS Employer
         of incorporation)         File Number)  Identification No.)


          209 State Street, Presque Isle, Maine      04769
         (Address of principal executive offices)  (Zip Code)


      Registrant's Telephone Number, Including Area Code  207-768-5811

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Current Report, Form 8-K for                              Date of Report
Maine Public Service Company                              April, 1999

Item 5(a) Other Material Events - Maine Public Utilities Commission Issues Order Approving Sale of Generating Assets

           Reference is made to the Company's Form 10-K for December 31, 1998, where the Company's efforts to divest of its generating assets in accordance with Maine's restructuring law are discussed. On July
           7, 1998, the Company reported that it had agreed to sell all of its generating assets to WPS Power Development, Inc. (WPS-PDI) for $37.4 million. On August 7, 1998, the Company filed with the Maine
           Public Utilities Commission (MPUC) for approval of this sale.

           In an earlier order approving the Company's divestiture plan, Docket No. 97-670, the MPUC noted a number of concerns regarding sale of the assets. Principal among these concerns is whether the Company's lack of any connection to New England electrical markets, except through the Province of New Brunswick, Canada (NB) and the transmission system owned by the Maine Electric Power Company (the MEPCO line) presented unique issues concerning development of an adequate competitive retail market for electricity in northern Maine and directed the Company to address these concerns when it filed for approval.

           On January 29, 1999, the Company filed a Partial Stipulation in this Docket. Under the terms of this Stipulation, the parties agreed that access to northern Maine's electrical markets exclusively through the transmission of the New Brunswick Power Corporation (NB Power) and the MEPCO line "is no longer a substantial barrier to the development of an adequate retail market for electricity in northern Maine" and that any market power issues in northern Maine should not prevent the MPUC from approving the sale of the Company's generation assets to WPS-PDI.

           The basis for this Stipulation is a Products and Service Agreement reached in principal between NB Power, on the one hand, and the Company, Houlton Water Company, Eastern Maine Electric Cooperative, Inc. and the Van Buren Light and Power District (collectively, "the northern Maine utilities"), on the other (the "P&SA"). Under this Agreement, NB Power agrees to supply: (i) tie-line interruption service, on a firm or non-firm basis, to any northern Maine utility requiring it; (ii) ancillary services to any northern Maine utility;
           (iii) transmission services through NB to any northern Maine utility at a fixed rate that can be increased only by authorization of the proper NB regulatory authority; and (iv) bona fide offers of energy and capacity and other electric products and service to any customer of any northern Maine utility. It is understood that northern Maine utilities will transfer these services at cost to competitive electricity providers.



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Current Report, Form 8-K for                                     Date of Report
Maine Public Service Company                                     April, 1999


           In its April 5, 1999 Order, the MPUC approved the Company's sale of its generation assets to WPS-PDI. The MPUC noted that the P&SA "mitigates market power to a significant extent and, as a result, it is reasonable to allow the sale of MPS assets." The MPUC expressly did not decide whether the sale could proceed in the absence of the P&SA.

           As of this date, NB Power has not executed the P&SA. The parties have discovered a misunderstanding concerning the terms under which NB Power would offer some of the ancillary services. All parties are attempting to reach a common understanding on these terms. MPS expects the parties will be able to reach agreement on these issues, but cannot predict the outcome with full certainty. The Company cannot, moreover, predict whether NB Power would sign the P&SA absent agreement on those remaining terms. The Company does believe that NB Power's refusal to execute the P&SA would cause the MPUC to reconsider its approval of the sale to WPS-PDI, but cannot predict the result of any such reconsideration.

Item 5(b) Other Material Events - Maine Public Utilities Commission Issues Order Approving Stipulation Under Rate Stabilization Plan.

           Reference is made to the Company's Form 10-K for December 31, 1996 where the Company's rate stabilization plan approved by the Maine Public Utilities Commission (MPUC) (Docket No. 95-052) in
           November, 1995 is described. In addition, the Company's Form 10-K for December 31, 1998, describes a January, 1998 Stipulation approved by the MPUC in Docket No. 97-830, which established the rate increase beginning February 1, 1998 and the minimum rate increase effective February 1, 1999. The Stipulation also prescribes that the savings from the restructured Wheelabrator-Sherman (W-S) Power Contract would offset Maine Yankee replacement power costs. For the final year of the rate plan beginning February 1, 1999, the Company filed on November 13, 1998, with the MPUC for a 6.4% increase. The Company also stated that it would forego part or all of this 1999 increase if the sale of its generating assets was allowed to go forward. On December 15, 1998, the MPUC granted the Company's request to defer the increase to April 1, 1999, as well as extend the rate plan by one month to February 29, 2000, to coincide with the start of retail competition in Maine.

           In its April 6, 1999 Order, the MPUC approved a March 25, 1999 Stipulation between the Office of the Public Advocate (OPA) and the Company. Under this Stipulation, customer rates will not increase on April 1, 1999, if the MPUC approved the sale of the Company's generation assets as described in Item 5(c) above. The approval of the Stipulation also resolved certain issues associated with the treatment of capacity cost
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Current Report, Form 8-K for                                 Date of Report
Maine Public Service Company                                 April, 1999

            savings from the closure of Maine Yankee under the Company's rate stabilization plan.

           The principal provisions are as follows:

           1) The Company is entitled to a 3.66% specified rate increase as of April 1, 1999. Rather than increase customer rates, the Company will recognize the revenues that this increase would have generated and, correspondingly, record a deferred asset on the Company's books of account. The parties to the Stipulation also agreed to recommend the use in rates of available value from the asset sale corresponding with the specified rate increase once the MPUC determines the Company's allowed stranded cost recovery in Docket No. 98-577, Public Utilities Commission, Investigation of Stranded Costs, Transmission and Distribution Utility, Revenue Requirements and Rate Design of Maine Public Service Company.

           2) The Stipulation also resolves a dispute over the determination of Maine Yankee replacement power costs. The Stipulation allows the Company to continue to recognize and defer Maine Yankee replacement power costs on an energy-only basis, offset by Wheelabrator-Sherman contract restructuring savings, through the end of the rate plan. The Company agreed to begin amortizing on April 1, 1999, Maine Yankee replacement power costs in the amount of $150,000 per month or a total of $1,650,000 for the remaining eleven months of the rate plan.

           3) With the Commission's approval of the generation asset sale, as discussed in Item 5(a), the parties agreed that the Company would not increase retail rates on April 1, 1999, to reflect any increase under the Maine Yankee replacement power provisions of the rate plan. Any Maine Yankee deferred replacement costs will be deferred, and, beginning on March 1, 2000, will be offset by a corresponding amount of available value as allowed in Docket No. 98-577.

                                            MAINE PUBLIC SERVICE COMPANY
                                                     Registrant


Dated: April 9, 1999                        /s/   Larry E.LaPlante
                                            Larry E. LaPlante, Vice President,
                                            Finance, Administration & Treasurer








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